As filed with the Securities and Exchange Commission on November 28, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Themes ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer Identification Number

Themes Airlines ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes European Luxury ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Gold Miners ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US R&D Champions ETF

Themes US Small Cap Cash Flow Champions ETF

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

The Nasdaq Stock Market LLC

93-2053157 93-2152367 93-2021570 93-1955337 93-2106630 93-1889429 93-2031184 93-2425552 93-2130189 93-1877153 93-2081717

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-271700

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-271700 and 811-23872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-23-007250) on November 9, 2023, which is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Themes Airlines ETF, Themes Cloud Computing ETF, Themes Cybersecurity ETF, Themes European Luxury ETF, Themes Generative Artificial Intelligence ETF, Themes Global Systemically Important Banks ETF, Themes Gold Miners ETF, Themes Natural Monopoly ETF, Themes US Cash Flow Champions ETF, Themes US R&D Champions ETF or Themes US Small Cap Cash Flow Champions ETF is hereby also incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated February 22, 2023 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

B.	Registrant’s Amended Agreement and Declaration of Trust dated June 28, 2023 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on June 30, 2023 (Accession Number: 0001829126-23-004513).

C.	Registrant’s By-Laws dated February 22, 2023 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Themes ETF Trust
November 28, 2023

/s/ Jose Gonzalez
Jose Gonzalez
President

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